UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 1, 2015, Baxter International Inc. (“Baxter” or the “Company”) completed the distribution of approximately 80.5% of the issued and outstanding shares of common stock of Baxalta Incorporated (“Baxalta”) to Baxter stockholders in connection with the separation of Baxter’s biopharmaceuticals business from its medical products business (the “Distribution”). After giving effect to the Distribution, Baxter retained approximately 19.5% of the outstanding Baxalta common stock, or 131,902,719 shares of Baxalta common stock (collectively, the “Retained Shares”).

Effective January 27, 2016, Baxter completed a debt-for-equity exchange with Chase Lincoln First Commercial Corporation (“Chase Lincoln”), an affiliate of J.P. Morgan Securities LLC (“J.P. Morgan”), and terminated Baxter’s existing 364-Day Credit Agreement, dated as of December 10, 2014 (as amended, the “Credit Agreement”), among Baxter, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lender(s) party thereto from time to time. The Credit Agreement was terminated in connection with the transfer of 37,573,040 of the Retained Shares held by Baxter to Chase Lincoln in exchange for the extinguishment of the $1.45 billion aggregate principal amount of indebtedness outstanding thereunder.

Pursuant to a debt-for-equity exchange agreement, dated as of March 16, 2016, by and among Baxter and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), J.P. Morgan and UBS Securities LLC (“UBS” and, together with Merrill Lynch, Credit Suisse and J.P. Morgan, the “Investment Entities”), Baxter exchanged 63,823,582 Retained Shares for $2.2 billion in aggregate principal amount of Baxter indebtedness held by the Investment Entities. Such indebtedness was cancelled in connection with the exchange.

The Investment Entities and certain of their affiliates have provided services in the past to Baxter and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for Baxter and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, certain affiliates of the Investment Entities serve as lenders, co-lead arrangers, bookrunners and/or administrative agents under each of Baxter’s $1.5 billion five-year revolving credit agreement, dated July 1, 2015, and Baxter’s €200 million five-year revolving credit agreement, dated July 1, 2015.

Immediately after giving effect to the two debt-for-equity exchanges described above, Baxter continues to own 30,506,097 Retained Shares. Baxter intends to dispose of the remaining Retained Shares (i) to Baxter’s creditors in satisfaction of outstanding obligations of Baxter (including by way of one or more contributions to the Baxter U.S. pension plan), (ii) in exchange for Baxter stock and (iii) possibly to Baxter’s stockholders as a special dividend, on a pro rata basis, in each case, during the 18-month period following the Distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary